UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): April 30, 2010

iVoice, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	000-29341	51-0471976
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2010, the Company and B Green Innovations, Inc. entered into Amendment No. 1 to the Administrative Services Agreement (the “Amendment”).  This Amendment is filed as Exhibit 10.1 herein.  The Amendment revised the terms of the Agreement by:

(a)	The Term of the Agreement commenced on January 1, 2010 instead of February 1, 2010.
(b)	The Fee for Services was increased from Four Thousand Dollars ($4,000) per month to Five Thousand Dollars ($5,000) per month.
(c)	The accrued Fees under the Agreement were evidenced by a Convertible Promissory Note dated April 30, 2010. This Convertible Promissory Note is filed as Exhibit 10.2 herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1           Amendment No. 1 to the Administrative Services Agreement by and between B Green Innovations, Inc. and iVoice, Inc. filed herein.
10.2           Convertible Promissory Note dated April 30, 2010 issued by iVoice, Inc. in favor of B Green Innovations, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoice, Inc,

Date: May 21, 2010                                                              By: /s/ Jerome R. Mahoney
Jerome R. Mahoney
President, Secretary and
Chief Executive Officer

INDEX OF EXHIBITS

10.1	Amendment No. 1 to the Administrative Services Agreement by and between B Green Innovations, Inc. and iVoice, Inc. filed herein.
10.2	Convertible Promissory Note dated April 30, 2010 issued by iVoice, Inc. in favor of B Green Innovations, Inc.